Exhibit 10.36

Order To Convert

The Promissory Note ‘Holder’, Marsadi Parliament hereby instructs the ‘Maker’ to convert to common shares (stock) of the ‘Maker’, Bravo Multinational Incorporated, ‘two’ Promissory Notes (plus accrued interest) originally dated December 31, 2017 with original principle face values owed to the ‘holder’ in the amounts of $125,000 US and $125,000 US as per the terms of conversion as mutually agreed to and as stipulated by the Board of Directors on November 19, 2018. The shares will be electronically deposited into an account in the ‘Holders’ name at the transfer agent of the ‘Maker’, Transfer Online Inc., located in Portland Oregon. The ‘Holder’ acknowledges that the shares are to be issued as restricted, but said shares are not subject to any further holding period (under Rule 144) as the original dates on the Promissory Notes have been sufficiently aged, and the company shall provide written confirmation of this and irrevocable release authorization to the transfer agent. Furthermore, no fees and or costs shall be incurred by the current ‘holder’ for the conversion and issuance of the shares.

Shares to be issued: Effective date November 19th, 2018

670,697 common shares (stock) – note #1

670,697 common shares (stock) – note #2 (from gift)

Dated and signed on December 4th, 2018

/s/ Marsadi Parliament

‘Holder’: Marsadi Parliament

/s/ Rich Kaiser

Acknowledgment by ‘Maker’:

Rich Kaiser, Acting CFO

Bravo Multinational Incorporated